Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Anu Ahluwalia, NYMEX

              (212) 299-2439

Allan Schoenberg, CME

(312) 930-8189

NYMEX ACCESS® TO MIGRATE TO CME GLOBEX®

New York, N.Y., July 13, 2006 -- The New York Mercantile Exchange, Inc. announced today that it will migrate its after hours energy futures contracts from NYMEX ACCESS, the exchange's after-hours electronic trading system, to the CME Globex electronic trading platform, which operates virtually 24 hours each trading day, beginning on August 6 for trade date August 7.

The migration will include the physically delivered crude oil, natural gas, heating oil, gasoline and propane futures, as well as the platinum and palladium futures contracts, all of  which will trade only prior to the opening and following the market close of the NYMEX floor.

James E. Newsome, NYMEX President and Chief Executive Officer, said, "NYMEX is continuing on-track with its phased plan to create a more liquid and robust energy trading model with the renowned CME Globex technology."

"Providing around the clock access and increasing global distribution of NYMEX products via CME Globex will benefit market participants seeking access to the world's most recognizable energy contracts," said CME Chief Executive Office Craig Donohue. "CME Globex provides transparency, reliability and increased transaction speed to deliver the deep pools of liquidity that customers demand."

For more information, go to www.nymexoncmeglobex.com.

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Forward Looking and Cautionary Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to our future performance, operating results, strategy, and other future events. Such statements generally include words such as could, can, anticipate, believe, expect, seek, pursue, and similar words and terms, in connection with any discussion of future results.  Forward-looking statements involve a number of assumptions, risks, and uncertainties, any of which may cause actual results to differ materially from the anticipated, estimated, or projected results referenced in forward-looking statements.  In particular, the forward-looking statements of NYMEX Holdings, Inc., and its subsidiaries are subject to the following risks and uncertainties: the success and timing of new futures contracts and products; changes in political, economic, or industry conditions; the unfavorable resolution of material legal proceedings; the impact and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions, including without limitation, actions by the Commodity Futures Trading Commission; and terrorist activities and international hostilities, which may affect the general economy as well as oil and other commodity markets.  We assume no obligation to update or supplement our forward-looking statements.